EXHIBIT 5.1

                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                                November 19, 1999

SmartDisk Corporation
3506 Mercantile Avenue
Naples, Florida 34104

                  Re: Registration Statement on Form S-8 (including registration of shares for resale under a Form S-3 prospectus)

Ladies and Gentlemen:

         We have acted as counsel to SmartDisk Corporation in connection with a registration statement on Form S-8 (including registration of shares for resale under a Form S-3 prospectus) to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the offering and sale by the Company of up to 3,961,250 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the Company's 1998 Employee Stock Option Plan, 1998 Directors and Consultants Stock Option Plan, 1999 Incentive Compensation Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans") and 666,761 shares of Common Stock which have been issued by the Company pursuant to the exercise of options granted under the Plans.

         In connection with the Registration Statement, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended to date;
(ii) records of corporate proceedings of the Company, authorizing the Plans, any amendments thereto, and the preparation of the Registration Statement and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

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         Based upon the foregoing examination, we are of the opinion that, (i)
assuming that the Company maintains an adequate number of authorized and unissued shares of Common Stock available for issuance to those persons who exercise Options granted under the Plans and assuming that the consideration for shares of Common Stock issued pursuant to such Options is actually received by the Company as provided in the Plans, the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid and nonassessable, and (ii) the Common Stock which has been issued pursuant to the exercise of options granted under the Plans is duly and validly issued, fully paid and nonassessable.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ Greenberg Traurig, P.A.

                                            GREENBERG TRAURIG, P.A.